                                                            Exhibit 12



                COMPUTATION OF RATIO OF INCOME TO FIXED CHARGES


          The computation of the ratio of income to fixed charges is set forth in Note 7 of Notes to Consolidated Financial Statements on page 34 of the Form 10-Q.

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